UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported, Cantor Fitzgerald, L.P. (“Cantor”), our controlling stockholder, is obligated to distribute shares of Class A common stock (“Class A Common Stock”) of Newmark Group, Inc. (“Newmark” or the “Company”) to certain current and former partners of Cantor to satisfy certain of Cantor’s deferred stock distribution obligations provided to such partners on April 1, 2008, and on February 14, 2012 in connection with Cantor’s payment of previous quarterly partnership distributions.

On February 18, 2025, Cantor exercised exchange rights with respect to 7,782,387 exchangeable limited partnership interests (“Holdings Units”) of Newmark Holdings, L.P. held by it, at the then-current exchange ratio of 0.9279 shares per Holdings Unit, for 7,221,277 shares of Class A Common Stock and then immediately delivered those 7,221,277 shares of Class A Common Stock to certain current and former partners in satisfaction of its distribution rights obligations to them. The Company’s issuance of an aggregate of 7,221,277 shares of Class A Common Stock to Cantor upon the exchange of the Holdings Units was in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering. This issuance will not change the fully diluted number of shares outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Howard Lutnick Confirmed as 41st United States Secretary of Commerce; Steps Down from Newmark Board and as Executive Chairman

On February 18, 2025, Howard Lutnick, Chairman of the Board of Directors (the “Board”) and Executive Chairman of Newmark, informed the Company that he has stepped down as Chairman of the Board and Executive Chairman of the Company, effective February 18, 2025, as a result of his confirmation by the United States Senate as the 41st Secretary of Commerce. Howard Lutnick’s departure was not the result of any dispute or disagreement with the Company or the Board.

The Company issued a press release regarding Howard Lutnick’s confirmation as the 41st Secretary of Commerce. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Barry Gosin Appointed as Principal Executive Officer

The Board appointed the Company’s Chief Executive Officer, Barry Gosin, as Principal Executive Officer of the Company following Howard Lutnick’s confirmation as the 41st Secretary of Commerce and departure from the Company.

Barry Gosin, age 74, will continue serving as Chief Executive Officer of the Company. Additionally, Mr. Gosin will assume the additional role of Chairman of Newmark’s operating company, Newmark & Company Real Estate, Inc. Information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Gosin is available in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 6, 2024 (the “2024 Proxy”) under the headings “Information about Our Executive Officers,” and “Certain Relationships and Related Transactions, and Director Independence,” respectively, and further information required by Item 404(a) of Regulation S-K with respect to Mr. Gosin is available in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2024, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Related Party Transactions—Barry M. Gosin, Chief Executive Officer,” which information is incorporated herein by reference. There have been no changes made to Mr. Gosin’s plans, contracts or arrangements with the Company in connection with his appointment to the role of Principal Executive Officer.

The Company issued a press release regarding Mr. Gosin’s appointment as Principal Executive Officer. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Kyle Lutnick Appointed to Board of Directors

On February 18, 2025, the Board appointed Kyle Lutnick to serve as a member of the Board, effective February 18, 2025, for a term to expire at the earlier of the 2025 Annual Meeting of Stockholders of the Company, or until his successor is duly elected and qualified. Kyle Lutnick will not be appointed to any Committees of the Board.

Kyle Lutnick, age 28, is Executive Vice Chairman of Cantor and President of CF Group Management, Inc. (“CFGM”), the managing general partner of Cantor. From 2024 to 2025 he served as Global Managing Director of Knotel, Inc. (“Knotel”), Newmark’s flexible office and workspace business. From 2022 to 2024 he also previously held positions within Knotel, including General Manager of UK & EMEA and Vice President of Business Development. Prior to joining Knotel, from 2020 to 2021 Kyle Lutnick was part of Newmark’s market-leading retail advisory team, where he advised clients in New York City. In 2019, Kyle Lutnick graduated from Stanford University with a Bachelor’s degree in Psychology.

Kyle Lutnick is the son of our former Executive Chairman, Howard Lutnick, and has no family relationships with any of our current officers or directors. There are no arrangements or understandings between Kyle Lutnick and any other person pursuant to which he was selected as a director. Except as previously described in the 2024 Proxy under the heading “Certain Relationships and Related Transactions, and Director Independence—Employment Matter,” which disclosure refers to Kyle Lutnick and is incorporated herein by reference, Kyle Lutnick does not have any interests in any transactions requiring disclosure under Item 404(a) of Regulation S-K. His employment arrangement, as previously disclosed, was approved by the Audit Committee. For 2024, total compensation under the arrangement was approximately $817,000. His compensation for the period he was employed by the Company in 2025 was approximately $26,000. As of February 2025, he was no longer employed by the Company or its subsidiaries.

Kyle Lutnick will not receive any compensation for his service on the Board.

The Company issued a press release regarding the appointment of Kyle Lutnick. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Stephen Merkel Appointed to Board of Directors and Chairman of the Board of Directors

On February 18, 2025, the Board appointed Stephen Merkel, our Executive Vice President and Chief Legal Officer, to serve as a member of the Board, effective February 18, 2025, for a term to expire at the earlier of the 2025 Annual Meeting of Stockholders of the Company, or until his successor is duly elected and qualified. Additionally, the Board appointed Mr. Merkel to serve as Chairman of the Board. Mr. Merkel will not be appointed to any Committees of the Board.

Stephen Merkel, age 66, has served as our Executive Vice President and Chief Legal Officer since 2019, which positions will not change as a result of his appointment to the Board. Mr. Merkel is Executive Vice Chairman, Executive Managing Director, and General Counsel for the Cantor group of companies, including Cantor, CFGM and Cantor Fitzgerald & Co. He has served as BGC Group, Inc.’s (“BGC”) Executive Vice President and General Counsel since 2001. He is also on the Board of Directors of BGC’s FMX business. Mr. Merkel also holds offices at and provides services to various other affiliates of Cantor and provides services to BGC’s and Newmark’s operating partnerships and subsidiaries, as applicable. Prior to joining Cantor in 1993, Mr. Merkel was Vice President and Assistant General Counsel at Goldman Sachs & Co., dedicated to the J. Aron Division, and prior to that, he was an associate with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Prior to that, he was a law clerk for the Honorable Irving R. Kaufman of the U.S. Court of Appeals for the Second Circuit. Mr. Merkel received a Bachelor’s degree with a major in History and Sociology of Science from the University of Pennsylvania and received his law degree from the University of Michigan Law School.

Mr. Merkel is currently on the Board of Trustees of the Brooklyn Botanic Garden and on the Board of Directors of the Brooklyn Bridge Park Corporation. He was a founding member of the Wholesale Markets Brokers’ Association for the Americas.

There are no family relationships between any of the Company’s directors or officers and Mr. Merkel that are required to be disclosed under Item 401(d) of Regulation S-K. Except as previously described in the 2024 Proxy under the heading “Certain Relationships and Related Transactions, and Director Independence,” which information is incorporated herein by reference, Mr. Merkel does not have any interests in any transactions requiring disclosure under Item 404(a) of Regulation S-K. Other than entry into the Change in Control Agreement, as described below, there have been no changes made to Mr. Merkel’s plans, contracts or arrangements with the Company in connection with his appointment to the Board. He will not receive any compensation for his service on the Board.

The Company issued a press release regarding the appointment of Mr. Merkel. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Stephen Merkel Change in Control Agreement

On February 18, 2025, Stephen Merkel entered into a Change in Control Agreement (the “Agreement”) with the Company. Under the Agreement, if a Change in Control (as defined in the Agreement) of the Company occurs, Mr. Merkel will receive immediate vesting of his then non-exchangeable Holdings, Units over three (3) years following the Change of Control, provided he continues providing substantial services to the Company or any affiliate during that time, and subject to the other terms of the Agreement. Additionally, in the event he is terminated without Cause (as defined in the Agreement) within three (3) years following the Change of Control, he will be paid (i) a lump sum of his then-current annualized salary, plus his annual discretionary bonus with respect to the fiscal year completed immediately before the Change of Control, (ii) two years of medical benefits, and (iii) continued monetization of his Holdings Units over the foregoing schedule notwithstanding his termination of employment.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Change in Control Agreement, dated February 18, 2025, by and between Stephen Merkel and Newmark Group, Inc.

99.1	Newmark Group, Inc. Press Release re: Howard Lutnick’s confirmation as the 41st Secretary of Commerce dated February 18, 2025.

99.2	Newmark Group, Inc. Press Release re: Barry Gosin appointment dated February 18, 2025.

99.3	Newmark Group, Inc. Press Release re: Board of Directors appointments dated February 18, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: February 19, 2025	By:	/s/ Michael J. Rispoli
	Name:	Michael J. Rispoli
	Title:	Chief Financial Officer

[Signature Page to Form 8-K regarding Howard Lutnick’s confirmation as the 41st Secretary of Commerce dated February 19, 2025]

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